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                                                                      EXHIBIT 11


                         TRANSCRYPT INTERNATIONAL, INC.

                    COMPUTATION OF PRO FORMA NET LOSS PER SHARE

                                                                 Three Months Ended               Nine Months Ended
                                                            -----------------------------   -----------------------------
                                                            September 30,   September 30,   September 30,   September 30,
                                                                1997            1996            1997            1996
                                                            -------------   -------------   -------------   -------------
Pro Forma Net Loss                                           $(8,263,643)    $(3,231,305)    $(6,605,379)    $(2,564,109)

                                                                        PRIMARY PRO FORMA NET LOSS PER SHARE

Shares used in this computation:
  Weighted average shares outstanding                          9,844,087       6,968,712       9,294,108       6,968,712
  Dilutive effect of shares under employee stock plans*                0               0               0               0
                                                             -----------     -----------     -----------     -----------
Common and common equivalent shares                            9,844,087       6,968,712       9,294,108       6,968,712
                                                             ===========     ===========     ===========     ===========
Primary pro forma net loss per share                         $     (0.84)    $     (0.46)    $     (0.71)    $     (0.38)
                                                             ===========     ===========     ===========     ===========


                                                                    FULLY-DILUTED PRO FORMA NET LOSS PER SHARE

Shares used in this computation:
  Weighted average shares outstanding                          9,844,087       6,968,712       9,294,108       6,968,712
  Dilutive effect of shares under employee stock plans*                0               0               0               0
                                                             -----------     -----------     -----------     -----------
Common and common equivalent shares                            9,844,087       6,968,712       9,294,108       6,968,712
                                                             ===========     ===========     ===========     ===========
Fully-diluted pro forma net loss per share                   $     (0.84)    $     (0.46)    $     (0.71)    $     (0.38)
                                                             ===========     ===========     ===========     ===========

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* Common stock equivalents were not included as their effect would be anti-dilutive.